UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 5, 2006

Power Integrations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0- 23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 414-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) Power Integrations, Inc. (the “Company”) disclosed on March 13, 2006 that it had created a Special Committee comprised of disinterested members of its Board of Directors (the “Board”) to conduct an internal investigation of company practices related to stock option grants to officers and directors, and related matters. The Special Committee is being assisted by independent outside legal counsel and accounting experts. At this time, the Special Committee has not completed its work or reached final conclusions and is continuing its review. The Special Committee has reached a preliminary conclusion that the actual dates of measurement for certain past stock option grants differed from the recorded grant dates for such awards. As a result, the Company expects to record additional non-cash charges for stock-based compensation expenses in prior periods. Based on the Special Committee’s preliminary conclusion, the Company expects that such non-cash charges will be material and that the Company may need to restate its historical financial statements for each of the fiscal years 1999 through 2004, and for the first three quarters of the fiscal year ended December 31, 2005. Such charges may also affect future periods. On May 4, 2006, the Audit Committee of the Company’s Board concluded that such financial statements and any related reports of its independent registered public accounting firm should no longer be relied upon.

Any such stock-based compensation charges would have the effect of decreasing income from operations, net income and retained earnings figures contained in the Company’s historical financial statements. The Company does not expect that the anticipated restatements would have a material impact on its historical revenues, cash position or operating expenses not related to stock options.

The Special Committee discussed with the Company’s independent registered public accounting firm the matters disclosed in this Item 4.02 but, as the internal investigation of the Special Committee has not been completed, the independent registered public accounting firm has not yet had an opportunity to consider the preliminary results of the investigation.

Additionally, the Company is evaluating Management’s Report on Internal Controls Over Financial Reporting set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Although the Company has not yet completed its analysis of the impact of this situation on its internal controls over financial reporting, the Company has determined that it is highly likely that it had a material weakness in internal control over financial reporting as of December 31, 2004 and December 31, 2005. A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financials will not be prevented or detected. If the Company were to conclude that a material weakness existed, it would expect to receive an adverse opinion on internal control over financial reporting from its independent public accounting firm.

The Company intends to file its Annual Report on Form 10-K for 2005 and any financial statements required to be restated, as well as its Form 10-Q for the quarter ended March 31, 2006, as soon as practicable after the completion of the Special Committee’s investigation.

A copy of the press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 4.02 by reference.

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 4, 2006, Howard Earhart, resigned as the chairman of the Company’s Board of Directors. Mr. Earhart was the Company’s chief executive officer, and a director, from 1995 through 2002. Also on May 4, 2006, John Cobb resigned as the Company’s chief financial officer. In connection with Mr. Earhart’s resignation, the size of the Company’s Board was reduced from 9 to 8.

On May 8, 2006, the Company announced that Steven J. Sharp, who has served as a director of the Company since 1988, has been elected chairman of the Board of Directors, succeeding Mr. Earhart. A copy of the press release relating to the foregoing is attached hereto as Exhibit 99.2 and is incorporated in this Item 5.02 by reference.

Item 8.01 Other Events.

As announced on March 17, 2006, the Company received a Nasdaq Staff Determination stating that the Company is not in compliance with Marketplace Rule 4310(c)(14) because it has not timely filed its report on Form 10-K for the year ended December 31, 2005 and, therefore, that its securities are subject to delisting from the Nasdaq National Market. On March 22, 2006, the Company requested a hearing with Nasdaq to seek an exception to the filing requirement, which hearing was held on April 12, 2006. On May 2, 2006, Nasdaq notified the Company that the exception had been granted, and that it would continue to list the Company’s shares on the Nasdaq National Market, provided that the Company (i) provide Nasdaq with information regarding the final results of the investigation by the Special Committee on or before June 7, 2006, (ii) file its Form 10-K for the year ended December 31, 2005 and all required restatements on or before July 12, 2006, and (iii) file its Form 10-Q for the quarter ended March 31, 2006 on or before August 2, 2006. In the event the Company is unable to comply with the terms of the exception, its securities may be delisted.

On April 25, 2006, a shareholder filed a derivative complaint in the US District Court in the Northern District of California, purportedly on behalf of the Company, against certain executives of the Company and certain members of the Company’s Board. The complaint alleges, among other things, that the defendants breached their fiduciary duties between 1998 and 2004 by (i) improperly requesting backdated stock option grants, which were intended to, and did, unduly benefit certain defendants at the expense of the Company, (ii) approving such improper requests and improperly backdating the stock option grants, and (iii) knowingly approving the Company’s violations of generally accepted accounting principles. The complaint also alleges that the officer defendants were unjustly enriched by their receipt and retention of the backdated stock option grants.

The Company does not intend to file further current reports on Form 8-K describing additional lawsuits, if any, purporting class action status, in either federal or state court, which are based on allegations substantially similar to those contained in the complaint described herein.

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Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Title or Description
99.1	Company Press Release dated May 5, 2006

99.2	Company Press Release dated May 8, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2006

Power Integrations, Inc.

By:	/s/ Balu Balakrishnan
Balu Balakrishnan
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Power Integrations Press Release dated May 5, 2006

99.2	Power Integrations Press Release dated May 8, 2006